UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 28, 2015

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia		31901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2015, the Board of Directors (the “Board”) of Carmike Cinemas, Inc. (the “Company”) appointed Gregory S. Wiggins the Company’s Assistant Vice President and Chief Accounting Officer, reporting to Richard B. Hare, Senior Vice President-Finance, Treasurer and Chief Financial Officer. Mr. Wiggins’ appointment is effective May 28, 2015. Mr. Hare previously served as the Company’s principal accounting officer.

Mr. Wiggins, 35, joined the Company on September 6, 2010 and currently serves as Director of Financial Reporting and Assistant Treasurer. He has previously served as the Company’s Director of Tax and Interim Director of Compliance. Prior to his position at Carmike, Mr. Wiggins was an auditor at Ernst & Young LLP, a public accounting firm.

The Company made no changes to Mr. Wiggins’ compensation in connection with this appointment. Mr. Wiggins is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: May 29, 2015	By:	/s/ Daniel E. Ellis
Senior Vice President, General Counsel and Secretary